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                                                                    EXHIBIT 3.3

                        STERLING CHEMICALS HOLDINGS, INC.

                              Amended and Restated
                     Audit and Compliance Committee Charter

                             PRELIMINARY STATEMENTS

              WHEREAS, the Board of Directors (the "Board") of Sterling Chemicals Holdings, Inc. (the "Corporation") has heretofore established and designated a standing committee of the Board known as the Audit and Compliance Committee (the "Committee");

              WHEREAS, the Board has heretofore delegated oversight responsibility to the Committee for the financial reporting, control and audit functions of the Board and for compliance and monitoring programs, corporate information and reporting systems and similar matters; and

              WHEREAS, the Board has heretofore adopted an Audit and Compliance Committee Charter governing the composition, duties and responsibilities of the Committee; and

              WHEREAS, the Board desires to amend the Audit and Compliance Committee Charter and to restate the Audit and Compliance Committee Charter in its entirety;

              NOW, THEREFORE, IT IS HEREBY RESOLVED that this Amended and Restated Audit and Compliance Committee Charter (this "Charter") be, and it hereby is, adopted and approved as the Charter of the Committee.

ROLE OF THE COMMITTEE

              The Committee shall act on behalf of the Board and oversee all material aspects of the Corporation's financial reporting, control, audit and compliance functions, except those reserved by the Board and those related to the responsibilities of another standing committee of the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to the Corporation's stockholders, the Corporation's processes for the management of financial risk and compliance with significant applicable legal, ethical and regulatory requirements. The Committee shall review, discuss and assess its own performance, as well as its role and responsibilities, and may make recommendations to the Board regarding changes in the Committee's role or responsibilities or this Charter. The Board shall review the adequacy of this Charter at least once annually.

              While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to assure that the Corporation's financial statements are complete and accurate or in accordance with generally accepted accounting principles. Management is solely responsible for preparing the financial statements and implementing internal controls and the Corporation's external auditors are solely responsible for auditing the financial statements and monitoring the


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affectiveness of the internal controls. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements (if any) between management and the Corporation's external auditors or to assure compliance with the Corporation's policies or any laws, rules, regulations, permits or licenses.

COMPOSITION OF THE COMMITTEE

              The Committee shall consist of such number of directors (not less than three) as the Board shall determine from time to time. Each member of the Committee, including it chairman and any alternate members, shall be appointed by the Board, shall serve at the pleasure of the Board and may be removed at any time by the Board (with or without cause). Each Committee member shall (i) be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee, (ii) have general knowledge of the primary industries in which the Corporation operates, (iii) have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flow and (iv) have the ability to understand key financial risks and related controls and control processes. At least one member of the Committee should be literate in business and financial reporting and control, including knowledge of regulatory requirements, and should have past employment experience in finance or accounting (or other comparable financial sophistication or financial management expertise). No member of the Committee may serve on the Compensation Committee of the Board at any time while such member is a member of the Committee. The term of each member of the Committee shall be determined in accordance with the Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve the Committee.

COMMITTEE OPERATING PRINCIPLES

              The Committee shall fulfill its responsibilities within the context of the following overriding principles:

              o Working Relationships - The Committee should maintain strong, positive working relationships with management, members of other committees of the Board and key advisors, including internal and external auditors, accountants and attorneys.

              o Communications and Coordination - The Committee should strive to keep fully informed of current and prospective issues facing the Corporation through, communications with senior management, other standing committees of the Board and key advisors, including internal and external auditors, accountants and attorneys. In addition, the Committee should strive to coordinate its compliance activities with the Environmental, Health and Safety Committee of the Corporation and the other standing committees of the Board.


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              o     Education - The Committee should regularly review important financial and operating topics that present potential significant risk to the Corporation. Each member of the Committee is encouraged to participate in relevant and appropriate self-study education to assure understanding of the business of the Corporation and its subsidiaries and the environment in which they operate.

              o Expectations and Information Needs - The Committee should communicate its expectations and the nature, timing and extent of information it requires to management and internal and external auditors, accountants and attorneys. Written materials, including key performance indicators and measures related to key financial risks, should be provided to the Committee by management at least one week in advance of any meeting of the Committee at which such materials will be discussed.

The Committee shall have direct access to the financial, legal and other staff and advisors of the Corporation and shall have the authority, at the Corporation's expense, to retain and consult with such professional advisors, independent auditors and other experts in connection with the performance of its duties and the exercise of its authority and powers.

MONITORING FINANCIAL REPORTING AND RELATED MATTERS

              Relationship With External Auditors. The external auditors of the Corporation, in their capacity as independent public accountants, shall be accountable to the Board and the Committee as representatives of the stockholders. The Committee shall have primary responsibility for the relationship between the Corporation and its external auditors. As the Corporation's external auditors review financial reports and other matters, they will be report to the Committee. In executing its oversight role with respect to financial reporting and related matters, the Committee shall:

              o make recommendations to the Board regarding the selection and termination of the Corporation's external auditors;

              o review and assess the nature and effect of any non-audit services provided by the external auditors; and

              o review and assess the external auditors' compensation and the scope and proposed terms of their engagement, including the range of audit and non-audit fees.

The Committee shall annually review the performance (effectiveness, objectivity and independence) of the Corporation's internal and external auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the Committee is


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not satisfied with any external auditor's assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the external auditor.

              Financial Reporting and Controls. The Committee shall be charged with the responsibility of reviewing the adequacy of the Corporation's financial statements and financial reporting systems. In this regard, the Committee shall:

              o review all major financial reports in advance of filings or distributions;

              o consider major changes and other questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Corporation's financial statements, including major financial statement issues and risks and their impact or potential effect on reported financial information and the scope, as well as the level of involvement by external auditors in the preparation and review, of unaudited quarterly or other interim-period information;

              o review the annual audit plan and the process used to develop the plan and monitor the status of activities;

              o review the results of each external audit, including any qualifications in the external auditor's opinion, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit and any reports submitted to the Committee by internal auditors (if any) that are material to the Corporation as a whole and management's responses to those reports;

              o discuss with the Corporation's external auditors (i) methods used to account for significant unusual transactions, (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusion regarding reasonableness of such estimates and
                    (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements; and

              o review the Corporation's annual and quarterly financial statements and the views of management and the Corporation's external auditors on the overall quality of the Corporation's annual and interim financial reporting.

If any internal or external auditor of the Corporation identifies any significant issue relative to overall Board responsibility that has been communicated to management but, in their judgment,


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have not been adequately addressed, they should communicate these issues to the chairman of the Committee.

              Internal Financial Controls. The Committee shall review the appointment and replacement of the senior internal-auditing executive of the Corporation (if any) and any key financial management of the Corporation and shall review the performance of the Corporation's internal auditors (if any). The Corporation's internal auditors (if any) shall be responsible to the Board through the Committee. The Committee shall consider, in consultation with the Corporation's external auditors and the Corporation's senior internal-auditing executive (if any), the adequacy of the Corporation's internal financial controls. The Committee shall meet periodically with the senior internal-auditing executive (if any) to discuss special problems or issues that may have been encountered by the internal auditors (if any) and review the implementation of any recommended corrective actions. The Committee shall also meet periodically with senior management to review the Corporation's major financial risk exposures.

              Communications With the Board. The Committee shall serve as a channel of communication between the Corporation's external auditors and the Board and between the Corporation's senior internal-auditing executive (if any) and the Board.

              Regulatory Examinations. The Committee shall review and assess any SEC inquiries and the results of examination by other regulatory authorities in terms of important findings, recommendations and management's response.

COMPLIANCE MATTERS

              Compliance Programs and Procedures. In executing its oversight role with respect to compliance functions, the Committee shall review the adequacy of the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures (including compliance guides and manuals) for employees of the Corporation and its subsidiaries. In addition, the Committee shall meet periodically with senior management to discuss their views on whether:

              o the operations of the Corporation and its subsidiaries are conducted in compliance with all applicable laws, rules, regulations, permits and licenses, including those pertaining to environmental, health, safety, securities, financial and employment matters;

              o all accounting and reporting financial errors, fraud and defalcations, legal violations and instances of non-compliance with the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures are detected;

              o all violations of legal requirements are promptly reported to appropriate governmental officials when discovered and prompt, voluntary remedial measures are instituted; and


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              o     senior management and the Board are provided with timely,
                    accurate information to allow management and the Board to reach informed judgments concerning the Corporation's compliance with law and business performance.

              Compliance Officers. The Committee shall designate one or more senior level representatives of the Corporation to be in charge of the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance by managers and other employees and agents of the Corporation and its subsidiaries. Each officer so designated by the Committee shall serve at the pleasure of the Committee and may be removed at any time by the Committee (with or without cause).

MEETINGS OF THE COMMITTEE

              Frequency. The Committee shall meet at least once during each fiscal quarter of the Corporation. Additional meetings of the Committee may be scheduled as considered necessary by the Committee or its chairman.

              Calling Meetings. Meetings of the Committee may be called at any time by the Board or by any member of the Committee. In addition, any internal or external auditor, accountant or attorney may, at any time, request a meeting with the Committee or the chairman of the Committee, with or without management attendance.

              Agendas. The chairman of the Committee shall be responsible for preparing an agenda for each meeting of the Committee. It is expected that the chairman will seek the participation of management and key advisors in the preparation of agendas.

              Attendees. The Committee may request members of management, internal auditors (if any), external auditors, accountants and attorneys and such other experts as it may deem advisable to attend any meeting of the Committee. At least once each year, the Committee shall meet in a private session at which only members of the Committee are present. In any case, the Committee shall meet in executive session separately with internal auditors (if any) and external auditors at least annually.

              Rules of Procedure and Minutes. The Committee may adopt and establish its own rules of procedure; provided, however, that such rules of procedure are not inconsistent with the Certificate of Incorporation or Bylaws of the Corporation or with any specific direction as to the conduct of its affairs as shall have been given by the Board. The Committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

              Reporting to the Board. The Committee, through its chairman, shall periodically report to the Board on the activities of the Committee. These reports shall occur at least twice each fiscal year of the Corporation.


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ADDITIONAL POWERS

              The Committee is authorized, in the name and on behalf of the Corporation and at its expense, to take or cause to be taken any and all such actions as the Committee shall deem appropriate or necessary to carry out its responsibilities and exercise its powers under this Charter.

LIMITATIONS ON DUTIES AND RESPONSIBILITIES

              The Committee shall not have or assume any powers, authority or duties vested in the Board which, under applicable law or any provision of the Certificate of Incorporation or the Bylaws of the Corporation, may not be delegated to a committee of the Board. The grant of authority to the Committee contained in this Charter may be modified from time to time or revoked at any time by the Board in its sole discretion.


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